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American International Group, Inc., and Subsidiaries

Subsidiaries of Registrant                                                                                             Exhibit 21

			Percentage
			of Voting
			Securities
		Jurisdiction of	held by
		Incorporation or	Immediate
As of December 31, 2016		Organization	Parent	(1)
American International Group, Inc.		Delaware		(2)
AIG Capital Corporation		Delaware	100
	AIG Global Asset Management Holdings Corp.	Delaware	100
	AIG Asset Management (Europe) Limited	England and Wales	100
	AIG Asset Management (U.S.), LLC	Delaware	100
	AIG Global Real Estate Investment Corp.	Delaware	100
	Mt. Mansfield Company, Inc.	Vermont	100
	SIFC Consortium LLC	Delaware	100
	AIG Korean Real Estate Development YH	Republic of Korea	100
AIG Employee Services, Inc.		Delaware	100
AIG Federal Savings Bank		The United States	100
AIG Financial Products Corp.		Delaware	100
	AIG Management France S.A.	France	89.999986	(3)
	AIG Matched Funding Corp.	Delaware	100
	AIG-FP Matched Funding Corp.	Delaware	100
AIG Life Insurance Company (Switzerland) Ltd.		Switzerland	100
AIG Markets, Inc.		Delaware	100
AIG Technologies, Inc.		New Hampshire	100
	AIG Shared Services Corporation	New York	100
AIG Trading Group Inc.		Delaware	100
	AIG International Inc.	Delaware	100
AIG United Guaranty Insurance (Asia) Limited		Hong Kong	100
AIUH LLC		Delaware	100
	AIG Property Casualty, Inc.	Delaware	100
	AIG Claims, Inc.	Delaware	100
	Health Direct, Inc.	Delaware	100
	AIG PC Global Services, Inc.	Delaware	100
	AIG Property Casualty International, LLC	Delaware	100
	AIG Central Europe & CIS Insurance Holdings Corporation	Delaware	100
	AIG Egypt Insurance Company S.A.E.	Egypt	95.08
	AIG Europe Holdings Limited	England and Wales	100
	AIG International Holdings GmbH	Switzerland	100
	AIG APAC HOLDINGS PTE. LTD.	Singapore	100
	AIG Asia Pacific Insurance Pte. Ltd.	Singapore	100
	AIG Australia Limited	Australia	100
	AIG Insurance Hong Kong Limited	Hong Kong	100
	AIG Insurance New Zealand Limited	New Zealand	100
	AIG Malaysia Insurance Berhad	Malaysia	100
	AIG Philippines Insurance, Inc.	Philippines	100
	AIG Vietnam Insurance Company Limited	Vietnam	100
	PT AIG Insurance Indonesia	Indonesia	79.56	(4)
	Thai CIT Holding Co., Ltd.	Thailand	49
	AIG Insurance (Thailand) Public Company Limited	Thailand	51	(5)
	AIG Canada Holdings Inc.	Canada	100
	AIG Insurance Company of Canada	Canada	100
	AIG Holdings Europe Limited	England and Wales	100
	AIG Europe Limited	England	100
	AIG Germany Holding GmbH	Germany	100
	AIG Israel Insurance Company Ltd.	Israel	100
	AIG Life Limited	England	100
	Avondhu Limited	Jersey	100
	Laya Healthcare Limited	Ireland	100
	AIG Investments UK Limited	England and Wales	100
	Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
	AIG Life South Africa Limited	South Africa	100
	AIG South Africa Limited	South Africa	100
	AIG Japan Holdings Kabushiki Kaisha	Japan	100
	AIU Insurance Company, Ltd.	Japan	100
	American Home Assurance Co., Ltd.	Japan	100
	The Fuji Fire and Marine Insurance Company, Limited	Japan	100
	AIG Fuji Life Insurance Company, Limited	Japan	100
	AIG Latin America Investments, S.L.	Spain	100
	AIG Brazil Holding I, LLC	Delaware	100
	AIG Seguros Brasil S.A.	Brazil	90.56	(6)
	AIG Chile Compania de Seguros Generales S.A.	Chile	99.98	(7)
	AIG Insurance Company - Puerto Rico	Puerto Rico	100
	AIG Latin America I.I.	Puerto Rico	100
	AIG Seguros Colombia S.A.	Colombia	94	(8)
	AIG Seguros Guatemala, S.A.	Guatemala	100
	AIG Seguros Mexico, S.A. de C.V.	Mexico	100
	AIG Seguros Uruguay S.A.	Uruguay	100
	American International Underwriters del Ecuador S.A.	Ecuador	100
	AIG-Metropolitana Cia de Seguros y Reaseguros S.A.	Ecuador	32.06	(9)
	Inversiones Segucasai, C.A.	Venezuela	100
	C.A. de Seguros American International	Venezuela	93.72
	Underwriters Adjustment Company, Inc.	Panama	100
	AIG MEA Holdings Limited	United Arab Emirates	100
	AIG CIS Investments, LLC	Russian Federation	99.99
	AIG Insurance Company, CJSC	Russian Federation	100
	AIG Insurance Limited	Sri Lanka	100
	AIG Sigorta A.S.	Turkey	100
	AIG Uganda Limited	Uganda	100
	Private Joint-Stock Company AIG Ukraine Insurance Company	Ukraine	100
	AIG MEA Investments and Services, LLC	Delaware	100
	AIG Lebanon SAL	Lebanon	100
	AIG MEA Limited	United Arab Emirates	100
	AIG Kenya Insurance Company Limited	Kenya	66.67
	CHARTIS Investment Holdings (Private) Limited	Sri Lanka	100
	Chartis Kazakhstan Insurance Company Joint Stock Company	Kazakhstan	100
	AIG PC European Insurance Investments Inc.	Delaware	100
	AIG Property Casualty Europe Financing Limited	England	100
	AIG Travel, Inc.	Delaware	100
	AIG Travel Assist, Inc.	Delaware	100
	AIG Travel Asia Pacific Pte. Ltd.	Singapore	100
	AIG Travel EMEA Limited	England and Wales	100
	Travel Guard Group Canada, Inc. / Groupe Garde Voyage du Canada, Inc.	Canada	100
	Travel Guard Group, Inc.	Wisconsin	100
	AIG United Guaranty – Agenzia di Assicurazione S.R.L.	Italy	100
	American International Overseas Limited	Bermuda	100
	AIG Cyprus Limited	Cyprus	100
	CHARTIS Takaful Enaya B.S.C.(c)	Bahrain	100
	La Meridional Compania Argentina de Seguros S.A.	Argentina	95.43	(10)
	American International Reinsurance Company, Ltd.	Bermuda	100
	AIG Property Casualty U.S., Inc.	Delaware	100
	AIG Aerospace Insurance Services, Inc.	Georgia	100
	AIG Assurance Company	Illinois	100
	AIG Property Casualty Company	Pennsylvania	100
	AIG Specialty Insurance Company	Illinois	100
	AIU Insurance Company	New York	100
	American Home Assurance Company	New York	100
	AIG Insurance Company China Limited	China	100
	Commerce and Industry Insurance Company	New York	100
	Eaglestone Reinsurance Company	Pennsylvania	100
	Granite State Insurance Company	Illinois	100
	Illinois National Insurance Co.	Illinois	100
	Lexington Insurance Company	Delaware	100
	National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
	American International Overseas Association	Bermuda	78	(11)
	American International Realty Corp.	Delaware	53.11	(12)
	National Union Fire Insurance Company of Vermont	Vermont	100
	Pine Street Real Estate Holdings Corp.	New Hampshire	53.12	(13)
	New Hampshire Insurance Company	Illinois	100
	NSM Holdings, Inc.	Delaware	100
	NSM Investments, Inc.	Delaware	100
	Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
	The Insurance Company of the State of Pennsylvania	Illinois	100
AM Holdings LLC		Delaware	100
American Security Life Insurance Company Limited		Liechtenstein	100
LSTREET I, LLC		Delaware	100
MG Reinsurance Limited		Vermont	100
SAFG Retirement Services, Inc.		Delaware	100
	AIG Life Holdings, Inc.	Texas	100
	AGC Life Insurance Company	Missouri	100
	AIG Life of Bermuda, Ltd.	Bermuda	100
	American General Life Insurance Company	Texas	100
	SunAmerica Asset Management, LLC	Delaware	100
	The United States Life Insurance Company in the City of New York	New York	100
	The Variable Annuity Life Insurance Company	Texas	100
	Valic Retirement Services Company	Texas	100
	SunAmerica Life Reinsurance Company	Missouri	100

(1)	Percentages include directors' qualifying shares.
(2)

Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.

(3)

Also owned 10 percent by AIG Matched Funding Corp., 0.000005 percent by AIG-FP Capital Preservation Corp., 0.000002 percent by AIG-FP Pinestead Holdings Corp., and 0.000002 percent by AIG-FP Matched Funding Corp.

(4)	Also owned 20.44 percent by PT Tiara Citra Cemerlang.
(5)	Also owned 48.99 percent by AIG Asia Pacific Insurance Pte.Ltd.
(6)	Also owned 9.44 percent by AIG Brazil Holding II, LLC.
(7)	Also owned 0.02 percent by AIG Latin America Holdings, LLC.
(8)

Also owned 3.70 percent by AIG Insurance Company- Puerto Rico, 0.77 percent by AIG Property Casualty International, LLC, 0.77 percent by AIG Latin America Holdings, LLC, and 0.76 percent by AIG Insurance Agency Inc.- Puerto Rico.

(9)	Also owned 19.72 percent by AIG Latin America Investments, S.L.
(10)	Also owned 4.57 percent by AIG Global Management Company Ltd.
(11)	Also owned 12 percent by New Hampshire Insurance Company and 10 percent by American Home Assurance Company.
(12)

Also owned 31.47 percent by American Home Assurance Company, 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 1.67 percent by Lexington Insurance Company, 1.62 percent by AIG Property Casualty Company, 0.73 percent by Illinois National Insurance Company, and 0.6 percent by Granite State Insurance Company.

(13)

Also owned 31.47 percent by American Home Assurance Company, 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 1.67 percent by Lexington Insurance Company, 1.61 percent by AIG Property Casualty Company, 0.73 percent by Illinois National Insurance Company, and 0.6 percent by Granite State Insurance Company.

AIG | 2016 Form 10-K                          1

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AIG | 2016 Form 10-K                            2